UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2015

Epizyme, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 7, 2015, at the 57th American Society of Hematology Annual Meeting (ASH), Epizyme, Inc. (the “Company”) reported data from its ongoing open label dose escalation and expansion study of pinometostat, a DOT1L inhibitor, in children with relapsed or refractory MLL-r leukemia. As of the data cutoff for the report, 14 children were enrolled in the study, including 13 in the older age cohort and one in the younger age cohort of one year of age or less. In the older age cohort, two DLTs were observed in seven patients at 90 mg/m2/day. In the younger age cohort of one year of age or less, dose escalation is continuing. Across both the older and younger cohorts, no objective responses were seen as of the data cutoff.

The recommended phase 2 dose in patients greater than 1 year of age was established at 70 mg/m2/day. In the older age cohort, plasma exposure was comparable to adults at similar doses. Clinical exposures at the recommended phase 2 dose were sufficient to inhibit H3K79me2 at key MLL-r target genes.

The poster that was presented at ASH containing these data may be viewed on the Company’s website at www.epizyme.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: December 7, 2015	By:	/s/ Robert B. Bazemore
Name: Robert B. Bazemore Title: President and Chief Executive Officer